UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 25, 2007

Golden Telecom, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27423	51-0391303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Rep. Office Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, Moscow, Russia,		115114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(011-7-501) 797-9300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2007, Golden Telecom, Inc. (the "Company") and two wholly-owned subsidiaries, GTS Finance, Inc. ("GFI") and EDN Sovintel LLC ("Sovintel") entered into a five-year term Facility Agreement (the "Facility Agreement"), dated as of January 25, 2007, with banks, financial institutions and other institutional lenders as listed in Part II of Schedule 1 of the Facility Agreement ("Lenders"), Citibank, N.A. London Branch and ING Bank N.V. as mandated lead arrangers, and Citibank International plc as agent. The Facility Agreement establishes an unsecured credit facility under which the Company, GFI, and Sovintel may borrow up to an aggregate of $275,000,000. Funds borrowed may be used for general corporate purposes, including acquisitions, the payment of dividends and capital expenditures.

The Facility Agreement contains financial covenants whereby (1) the ratio of Consolidated Net Debt to Consolidated Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") for any twelve month period ending on the last day of the Company's financial year and each period of twelve months ending on the last day of the first half of the Company's financial year ("Relevant Period") shall not at any time exceed 2 to 1, (2) the ratio of Consolidated Net Debt to Equity shall not at any time exceed 0.5 to 1, and (3) the ratio of Consolidated EBITDA to Consolidated Net Finance Charges in respect of any Relevant Period shall not be less than 7 to 1. The Facility Agreement contains customary representations and warranties and events of default. Payment of outstanding amounts due under the Facility Agreement may be accelerated, at the option of the Lenders, should the Company, GFI or Sovintel default on their obligations under the Facility Agreement. The Facility Agreement provides for an eighteen month commitment for utilization. The Facility Agreement carries interest at the London Inter-Bank Offered Rate ("LIBOR") plus 1.5% per annum for the first twenty-four months and LIBOR plus 2.0% per annum thereafter. The Facility Agreement provides for quarterly payments of principal beginning twenty-four months from the date of the Facility Agreement. A copy of the Facility Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release announcing such transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Facility Agreement, dated January 25, 2007 entered into by GTI, GFI, and Sovintel with Lenders, Citibank, N.A. London Branch and ING Bank N.V. as mandated lead arrangers, and Citibank International plc as agent.
99.1 Press release announcing the entering into Facility Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Telecom, Inc.

January 25, 2007	By:	/s/ Boris Svetlichny

Name: Boris Svetlichny
Title: Senior Vice-President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Facility Agreement, dated January 25, 2007 entered into by GTI, GFI, and Sovintel with Lenders, Citibank, N.A. London Branch and ING Bank N.V. as mandated lead arrangers, and Citibank International plc as agent.
99.1	Press release announcing the entering into Facility Agreement.